Exhibit 99.1

RESTAURANT BRANDS INTERNATIONAL ANNOUNCES SENIOR LEADERSHIP TEAM AND BOARD OF DIRECTORS

Appointments Include Senior Executives from both Tim Hortons® and BURGER KING® Brands

Oakville, Ontario – December 15, 2014 – Restaurant Brands International Inc. (TSX, NYSE: QSR), a global leader in the quick service restaurant industry, today announced its new executive leadership team and Board of Directors. The new leadership team is comprised of senior executives from the Tim Hortons® and BURGER KING® brands, with decades of combined restaurant industry experience.

As previously announced, Daniel Schwartz was appointed Chief Executive Officer, Restaurant Brands International. Mr. Schwartz is leading the company’s day-to-day business and is responsible for the overall business strategy. The following executives have been appointed to the Restaurant Brands International leadership team.

•	Elías Díaz Sesé, President, Tim Hortons® Brand

•	José Cil, President, BURGER KING® Brand

•	Scott Bonikowsky, Chief Communication and Corporate Affairs Officer

•	Heitor Gonçalves, Chief People and Information Officer

•	Jill Granat, General Counsel and Corporate Secretary

•	Josh Kobza, Chief Financial Officer

•	Cara Piggot, Senior Vice President, Supply Chain

“I am honored to have been chosen to lead Restaurant Brands International and its two iconic brands,” said Mr. Schwartz. “We have assembled a world-class leadership team that shares a passion for our brands and is committed to successfully growing the company into the world’s leading global restaurant business.”

Additionally, the company announced leadership teams for both the Tim Hortons® and BURGER KING® brands.

Elías Díaz Sesé, President, Tim Hortons® brand, will lead the day-to-day operations of the brand. A results-driven leader with more than 12 years experience in the global quick-service restaurant industry, Mr. Díaz Sesé was most recently president, BURGER KING® Asia Pacific, where he was responsible for leading the brand’s aggressive growth strategy in the region, including: tripling the brand’s annual rate of restaurant growth in the region; nine consecutive quarters of positive same store sales growth; and successful entry into multiple high-growth markets, including China and India. He and his family will be relocating to Oakville, Ontario from Singapore.

Mr. Díaz Sesé will be supported by a seasoned team of Tim Hortons executives who have a strong track record of delivering results for the brand. David Clanachan has been appointed President and Chief Operating Officer, Tim Hortons Canada. Mr. Clanachan is a veteran foodservice executive with more than three decades of experience, and he has held a wide-range of key executive leadership roles within the organization. Mike Meilleur has been appointed President, Tim Hortons U.S. Mr. Meilleur has been with Tim Hortons for twenty years and has led the transformation of the U.S. business since 2012.

In addition, the following key executive appointments have been made:

•	Peter Nowlan, Chief Marketing Officer

•	Tammy Sadinsky Martin, Senior Vice President, Retail

•	Felipe Athayde, Executive Vice President, U.S. Development

•	Sami Siddiqui, Executive Vice President, Finance

José Cil, President, BURGER KING® brand, most recently oversaw the brand’s unprecedented expansion in Europe, Middle East and Africa as president of BURGER KING® EMEA, recording 15 consecutive quarters of positive same-store sales and nearly tripling the region’s profits in the past four years while opening 1,200 restaurants in that period. Under his leadership, BURGER KING® EMEA has added more than $2 billion in system sales. After more than 14 years with the brand, Mr. Cil and his family will be relocating back to his hometown of Miami, Florida from Zug, Switzerland.

Mr. Cil will be supported by the following executive team:

•	Alex Macedo, President, BURGER KING® North America

•	Bruno Lino, President, BURGER KING® Europe, Middle East and Africa

•	David Shear, President, BURGER KING® Asia Pacific

•	José Dias, President, BURGER KING® Latin America and the Caribbean

•	Axel Schwan, Global Chief Marketing Officer

•	Rodrigo Musiello, Executive Vice President, Operations

•	Paulo Barbosa, Executive Vice President, Finance

As previously announced, the Board of Directors of Restaurant Brands International will include eight Burger King Worldwide, Inc. directors and three directors appointed by Tim Hortons. Alex Behring will lead the Board as Executive Chairman and Director, along with the following directors: Marc Caira, Vice-Chairman; Martin E. Franklin; Paul J. Fribourg; John Lederer; Tom Milroy; Alan Parker; Daniel Schwartz; Roberto Moses Thompson Motta; Alexandre Van Damme; and Carlos Alberto da Veiga Sicupira

Restaurant Brands International begins trading today on the Toronto Stock Exchange and New York Stock Exchange under the trading symbol QSR. Units of Restaurant Brands International Limited Partnership are expected to trade on the Toronto Stock Exchange under the trading symbol QSP.

About Restaurant Brands International Inc.

Restaurant Brands International is one of the world’s largest quick service restaurant companies with approximately $23 billion in system sales and over 18,000 restaurants in 100 countries. Restaurant Brands International owns two of the world’s most prominent and iconic quick service restaurant brands – TIM HORTONS® and BURGER KING®. These independently operated brands have been serving their respective guests, franchisees and communities for over 50 years.

For more information:

Media

Scott Bonikowsky / Miguel Piedra

media@rbi.com

Brunswick Group

Steve Lipin / Jayne Rosefield

(212) 333.3810

Investors

Scott Bonikowsky

investor@rbi.com

Forward-Looking Statements

This press release includes forward-looking statements, which are often identified by the words “may,” “might,” “believes,” “thinks,” “anticipates,” “plans,” “expects,” “intends” or similar expressions and include statements regarding Restaurant Brands International’s estimated or anticipated future results or other non-historical facts that are forward-looking statements that reflect Restaurant Brands International’s current perspective of existing trends and information as of the date of this release. Other unknown or unpredictable factors could also have material adverse effects on future results, performance or achievements of Restaurant Brands International. These forward-looking statements may be affected by risks and uncertainties in the business of Restaurant Brands International and market conditions. This information is qualified in its entirety by cautionary statements and risk factor disclosure contained in filings made by Burger King Worldwide, Inc. and Tim Hortons Inc. with the U.S. Securities and Exchange Commission, including Burger King Worldwide’s annual report on Form 10-K for the year ended December 31, 2013 and Tim Hortons annual report on Form 10-K for the year ended December 29, 2013, as well as the registration statement on Form S-4 filed with the Securities and Exchange Commission by Restaurant Brands International and Restaurant Brands International Limited Partnership on September 16, 2014, and declared effective on November 5, 2014, as amended, as well as the Form 10-K, Form 10-Q and Form 8-K filings made in the future by Restaurant Brands International with the Securities and Exchange Commission and otherwise enumerated herein or therein. Restaurant Brands International wishes to caution readers that certain important factors may have affected and could in the future affect their actual results and could cause their actual results for subsequent periods to differ materially from those expressed in any forward-looking statement made by or on behalf of Restaurant Brands International. Restaurant Brands International assumes no obligation to update forward-looking statements to reflect events or circumstances after the date hereof, whether as a result of new information, future developments or otherwise.